RESTATED ARTICLES OF INCORPORATION
                                       OF
                              APPLIED LASER SYSTEMS


     Asif S. Ahmad and Nagaraj P. Murthy certify that:

     1. They are chief executive officer and the secretary, respectively, of APPLIED LASER SYSTEMS, a California corporation.

     2. The articles of incorporation of the corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporations Code) are restated as follows:

                                    ARTICLE I

     The name of this Corporation is Applied Laser Systems.

                                   ARTICLE II

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

     a. Shares Authorized

     The corporation is authorized to issue four classes of shares, designated "Preferred Stock," "Class A Common Stock," "Class B Common Stock" and "Class E Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 5,000,000, the number of shares of Class A Common Stock authorized to be issued is 17,000,000, the number of shares of Class B Common Stock authorized to be issued is 3,000,000, and the number of shares of Class E Common Stock authorized to be issued is 3,000,000.

     b. Preferred Stock

     The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     c. Series A Preferred Stock

     In general. The corporation is authorized to issue 1,500,000 shares of preferred stock in a series designated "Series A Preferred Stock." The Series A Preferred Stock has only such rights, preferences and privileges as are specifically set forth in this Article III. Series A Preferred Stock has no voting rights.

     Dividends. The Series A Preferred Stock has no right to receive dividends.

     Liquidation Preference. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any class of the Common Stock, an amount equal to $1 per share of Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock of the corporation shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the corporation to be distributed shall be distributed to the holders of the Series A Preferred Stock, subject to the rights, preferences and privileges of such further and subsequent classes and series of preferred stock as may be outstanding at that time.

     After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of the Series A Preferred Stock shall receive no further distributions with respect to such shares.

     A consolidation or merger of the corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the corporation in which the shareholders of the corporation receive solely capital stock of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), except for cash in lieu of fractional shares, shall not be deemed a liquidation, dissolution, or winding up of the corporation as those terms are used in this section III.c.

     Redemption. The corporation shall redeem the entire series of Series A Preferred Stock promptly after the following condition is met: Gross proceeds from the exercise of the Class B Warrants exceed $15,000,000.

     The board of directors of the corporation shall meet and shall determine which of its members are disinterested with respect to redemption of the Series A Preferred Stock, and such disinterested members shall be constituted a committee with authority to elect either of the alternate forms of redemption consideration payable to the holders of the Series A Preferred Stock. Such committee shall elect to set the aggregate redemption consideration for the entire series of Series A Preferred Stock at either (a) an amount equal to the gross proceeds from the exercise of the Class B Warrants in excess of the first $15,000,000 up to a maximum of $1,500,000 (the "Excess Amount"); or (b) that number of shares of Class A Common Stock equal to the Excess Amount divided by $3.00 per share.

     Alternate Redemption. In the event that the Class B Warrants expire without the redemption conditions above having been satisfied, the corporation shall redeem the entire series of Series A Preferred Stock for aggregate consideration of $100.

     d. Class A Common Stock

     The Class A Common Stock shall have all rights of shares of the corporation not reserved to any other class. Upon the amendment of this article, each outstanding share is converted into one-sixth of one share of Class A Common Stock. The corporation shall pay to the holders of record the fair value of any fractional share interests that result, with such fair value to be determined by resolution of the board of directors.

     e. Class B Common Stock

     In General. The Class B Common Stock shall have all of the same rights as the Class A Common Stock, except as specifically provided in this Article III. On any matter as to which the Class A Common Stock is entitled to vote, the Class A Common Stock, the Class B Common Stock and the Class E Common Stock shall vote as a single class, with each share of Class A Common Stock having one vote, and with each share of Class B Common Stock or of Class E Common Stock having five votes. Whenever any Class B Common Stock is outstanding, any corporate action, including but not limited to any declaration of dividends (whether in cash, securities or other property) distribution, repurchase, split or reverse split, reorganization, recapitalization, merger or consolidation, liquidation, or dissolution shall affect equally all shares of Class A Common Stock, and Class B Common Stock, except that any transaction that results in the holders of Class A Common Stock and Class B Common Stock holding new securities with voting rights, fixed or contingent, shall be effected in such a fashion that the securities issuable with respect to each share of Class B Common Stock shall have five votes for each one vote held by such new voting securities that are issuable with respect to each share of Class A Common Stock.

      Conversion at Option of Holder. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. A holder of Class B Common Stock desiring to convert shall deliver the share certificate to the corporation's Transfer Agent if it has one, otherwise to the corporation at its principal executive office, accompanied by a written request to convert, specifying the number of shares to be converted. The indorsement of the share certificate and the request to convert shall be in form satisfactory to the Transfer Agent or the corporation, as the case may be. Upon the date of such delivery the conversion is deemed to have occurred and the person entitled to receive share certificates for Class A Common Stock shall be regarded for all corporate purposes from and after such date as the holder of the number of shares of Class A Common Stock to which he is entitled upon the conversion.

     No Transfers. No person holding shares of Class B Common Stock of record may transfer, and the corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise. Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The corporation shall note on the certificates for shares of Class B Common Stock the restrictions on transfer and registration.

     Mandatory Conversion. Any purported transfer of shares of Class B Common Stock, including any transfer by operation of law, shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Class A Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the corporation. The corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock.

     f. Class E Common Stock

     In General. The Class E Common Stock shall have all of the same rights as the Class A Common Stock, except as specifically provided in this Article III. On any matter as to which the Class A Common Stock is entitled to vote, the Class A Common Stock, the Class B Common Stock and the Class E Common Stock shall vote as a single class, with each share of Common Stock having one vote, and with each share of Class B Common Stock or of Class E Common Stock having five votes. On liquidation of the corporation each outstanding share of Class E Common Stock shall have the same rights as a share of Class A Common Stock. Whenever any Class E Common Stock is outstanding, any other corporate action, including but not limited to any declaration of dividends (whether in cash, property or securities), distribution, repurchase, split or reverse split, reorganization, recapitalization, merger or consolidation, shall also affect equally all shares of Class A Common Stock and Class E Common Stock, except that any transaction that results or would result in the holders of Class E Common Stock holding cash, new securities or other property shall be effected in such a fashion that the cash, new securities or other property issuable with respect to each share of Class E Common Stock shall be held in trust by the corporation or by such other person as it may appoint, and that any transaction that results in the holders of Class A Common Stock and Class E Common Stock holding new securities with voting rights, fixed or contingent, shall be effected in such a fashion that the securities issuable with respect to each share of Class E Common Stock shall have five votes for each one vote held by such new voting securities that are issuable with respect to each share of Class A Common Stock. Such trust shall terminate at the Determination Date (as defined below). Any earnings on the cash, new securities or other property held in such trust shall be added to the corpus thereof, which shall be distributed promptly after the Determination Date to the holders of Class E Common Stock as of the Determination Date, in proportion to their holdings of Class E Common Stock, except that if none of the Escrow Conditions (as defined below) shall have been satisfied on or before the Determination Date, then such corpus shall be distributed or shall revert to the corporation.

     Conversion or Redemption. The Determination Date shall be the earlier to occur of (i) the date any of the Escrow Conditions are satisfied, or (ii) February 15, 1996. The Escrow Conditions shall be

          (i) that the corporation's "Income" (as defined below) shall have equalled or exceeded $3,000,000 for the fiscal year ending September 30, 1994,

          (ii) that the corporation's Income shall have equalled or exceeded $6,000,000 for the fiscal year ending September 30, 1995,

          (iii) that the "Market Price" (as defined below) of the Class A Common Stock, when averaged over any 30 consecutive trading days all of which are less than 18 months after the "Effective Date" (as defined below), shall have equalled or exceeded $7.50 per share, or

          (iv) that the Market Price of the Class A Common Stock, when averaged over any 30 consecutive trading days all of which are less than 36 months after the Effective Date, shall have equalled or exceeded $9.35 per share.

     "Income" shall mean the corporation's net income before provision for income taxes, exclusive of any earnings that are classified as an extraordinary item, and inclusive of any charges to income that may result from conversion of the Class E Common Stock into Class B Common Stock, as stated in the corporation's financial statements for such fiscal year upon which independent auditors have given a report, divided by the average weighted number of shares of Common Stock (Class A, Class B and Class E) outstanding over such fiscal year, and multiplied by the number that is the sum of (i) the number of shares of Common Stock (Class A, Class B and Class E) outstanding at the Effective Date plus (ii) the number of shares of Common Stock sold under the "Registration Statement" (as defined below) or issued upon exercise, directly or indirectly, of the corporation's securities designated in the Registration Statement as the Class A Warrants, Class B Warrants or Unit Purchase Option.

     The "Registration Statement" shall mean that certain registration statement filed by the corporation under the Securities Act of 1933, as amended, and identified by file number 33-45126 of the United States Securities and Exchange Commission.

     The "Effective Date" shall mean the date on which the Registration Statement becomes effective within the meaning of Section 8 of the Securities Act of 1933, as amended.

     "Market Price" shall mean, in order of preference, (i) the last reported sales price on a consolidated transaction reporting system, if the Class A Common Stock is listed on a national securities exchange or is a National Market System security quoted on NASDAQ, (ii) the high closing bid price if such stock is otherwise quoted on NASDAQ, or (iii) otherwise, a bid price for such stock determined by such means as the corporation's board of directors finds to be reasonable.

     If on the Determination Date any of the Escrow Conditions shall have been satisfied, then each share of Class E Common Stock shall be converted into one share of Class B Common Stock, and if on the Determination Date none of the Escrow Conditions shall have been satisfied, then the corporation shall redeem all outstanding shares of Class E Common Stock for consideration of $.00001 per share. The corporation shall give notice of redemption, and upon surrender of the share certificates shall pay such redemption price to the holders of Class E Common Stock, but neither the failure to give such notice nor the failure to pay such consideration shall affect the rights of the holders of Class E Common Stock, which from and after the Determination Date shall be limited to the following: (i) in the event that any of the Escrow Conditions were satisfied at the Determination Date, the right to receive a certificate representing the number of shares of Class B Common Stock into which such Class E Common Stock was converted, and otherwise to the rights of a holder of such shares of Class B Common Stock; or (ii) in the event that none of the Escrow Conditions were satisfied at the Determination Date, the right to receive the redemption consideration of $.00001 per share payable with respect to the Class E Common Stock (which right may be limited or eliminated by the application of Chapter 5 of the California General Corporation Law).

     No transfers. No person holding shares of Class E Common Stock of record may transfer such shares, except by testamentary disposition or by operation of law, and any purported transfer other than as permitted by the preceding clause shall be ineffective, null and void.

     Shares of Class E Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class E Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The corporation shall note on the certificates for shares of Class E Common Stock the restrictions on transfer and registration.

                                    ARTICLE V

     (A) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (B) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders of disinterested directors, or otherwise in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     1. The restated articles of incorporation have been duly approved by the board of directors.

     2. The article amendments as included in the restated articles of incorporation (other than omissions required by Section 910 of the Corporations
Code) have been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares and the number of outstanding shares is 6,000,000. The number of shares voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required for the approval of the amendments was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



Dated:  February 24, 1992                         /s/ Asif S. Ahmad
                                                  ------------------------------
                                                  Asif S. Ahmad
                                                  Chief Executive Officer

                                                  /s/ Nagaraj P. Murthy
                                                  ------------------------------
                                                  Nagaraj P. Murthy
                                                  Secretary

                            CERTIFICATE OF CORRECTION
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              APPLIED LASER SYSTEMS


     The undersigned, Asif S. Ahmad and Nagaraj P. Murthy, hereby certify that:

     1. They are the chief executive officer and secretary, respectively, of Applied Laser Systems, a California corporation (the "Corporation").

     2. The instrument being corrected is entitled "Restated Articles of Incorporation," and said instrument was filed with the Secretary of State of California on February 25, 1992.

     3. The paragraph under Article III.f. of said Restated Articles of Incorporation entitled Conversion or Redemption, relating to "Income," is hereby corrected to read as follows:

          "Income" shall mean the corporation's net income before provision for income taxes, exclusive of any earnings that are classified as an extraordinary item, and inclusive of any charges to income that may result from conversion of the Class E Common Stock into Class B Common Stock, as stated in the corporation's financial statements for such fiscal year upon which independent auditors have given a report, divided by the average weighted number of shares of Common Stock (Class A, Class B and Class E) outstanding over such fiscal year, and multiplied by the number that is the sum of (i) the number of shares of Common Stock (Class A, Class B and Class
     E) outstanding at the Effective Date plus (ii) the number of shares of Common Stock sold under the "Registration Statement" (as defined below). Shares of Common Stock shall not be deemed to have been sold under the Registration Statement if they are shares issued upon exercise, directly or indirectly, of the corporation's securities designated in the Registration Statement as the Class A Warrants, Class B Warrants or Unit Purchase Option.

     4. Said paragraph under Article III.f. entitled Conversion or Redemption, relating to "Income," as corrected, conforms the wording of the Restated
Articles of Incorporation to that adopted by the Board of Directors and shareholders.

     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:  February 27, 1992                             /s/ Asif S. Ahmad
                                                      --------------------------
                                                      Asif S. Ahmad,
                                                      Chief Executive Officer

                                                      /s/ Nagaraj P. Murthy
                                                      --------------------------
                                                      Nagaraj P. Murthy,
                                                      Secretary

                           CERTIFICATE OF AMENDMENT TO
                      RESTATED ARTICLES OF INCORPORATION OF
                              APPLIED LASER SYSTEMS


     William C. Patridge and Nagaraj P. Murthy certify that:

     1. They are the President and Secretary, respectively of Applied Laser Systems, a California corporation.

     2. Section a. of Article III of the corporation's Restated Articles of Incorporation is amended to read as follows:

                                   ARTICLE III

     a. Shares Authorized

     The corporation is authorized to issue four classes of shares, designated "Preferred Stock," "Class A Common Stock," "Class B Common Stock" and "Class E Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 5,000,000, the number of shares of Class A Common Stock authorized to be issued is 37,000,000, the number of shares of Class B Common Stock authorized to be issued is 3,000,000, and the number of shares of Class E Common Stock authorized to be issued is 3,000,000."

     3. The first paragraph of Section d. of Article III, entitled "Class B Common Stock," is amended to read as follows:

     d. Class B Common Stock

     In General. The Class B Common Stock shall have all of the same rights as the Class A Common Stock, except as specifically provided in this Article III. On any matter as to which the Class A Common Stock is entitled to vote, the Class A Common Stock, the Class B Common Stock and the Class E Common Stock shall vote as a single class, with each share of Class A Common Stock, Class B Common Stock and Class E Common Stock having one vote. Whenever any Class B Common Stock is outstanding, any corporate action, including but not limited to any declaration of dividends (whether in cash, securities or other property), distribution, repurchase, split or reverse split, reorganization, recapitalization, merger or consolidation, liquidation, or dissolution shall affect equally all shares of Class A Common Stock and Class B Common Stock."

     4. The first paragraph of Section f. of Article III is amended to read as follows:

     f. Class E Common Stock

     In General. The Class E Common Stock shall have all of the same rights as the Class A Common Stock, except as specifically provided in this Article III. On any matter as to which the Class A Common Stock is entitled to vote, the Class A Common Stock, the Class B Common Stock and the Class E Common Stock shall vote as a single class, with each share of Class A Common Stock, Class B Common Stock and Class E Common Stock having one vote. On liquidation of the corporation each outstanding share of Class E Common Stock shall have the same rights as a share of Class A Common Stock. Whenever any Class E Common Stock is outstanding, any other corporate action, including but not limited to any declaration of dividends (whether in cash, property or securities), distribution, repurchase, split or reverse split, reorganization, recapitalization, merger or consolidation, shall also affect equally all shares of Class A Common Stock and Class E Common Stock, except that any transaction that results or would result in the holders of Class E Common Stock holding cash, new securities or other property shall be effected in such a fashion that the cash, new securities or other property issuable with respect to each share of Class E Common Stock shall be held in trust by the corporation or by such other person as it may appoint. Such trust shall terminate at the Determination Date (as defined below). Any earnings on the cash, new securities or other property held in such trust shall be added to the corpus thereof, which shall be distributed promptly after the Determination Date to the holders of Class E Common Stock as of the Determination Date, in proportion to their holdings of Class E Common Stock, except that if none of the Escrow Conditions (as defined below) shall have been satisfied on or before the Determination Date, then such corpus shall be distributed or shall revert to the corporation."

     3. The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 2,780,833 shares of Class A Common Stock, 979,167 shares of Class B Common Stock, and 2,000,000 shares of Class E Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Dated:  August 27, 1993

                                                  /s/ William C. Patridge
                                                  ------------------------------
                                                  William C. Patridge, President

                                                  /s/ Nagaraj P. Murthy
                                                  ------------------------------
                                                  Nagaraj P. Murthy, Secretary

                           CERTIFICATE OF AMENDMENT TO
                      RESTATED ARTICLES OF INCORPORATION OF
                              APPLIED LASER SYSTEMS


     William J. Young and Alan R. Steel certify that:

     1. They are the President and Secretary, respectively of Applied Laser Systems, a California corporation.

     2. Section a. of Article III of the corporation's Restated Articles of Incorporation is amended to read as follows:


                                  ARTICLE III

     a. Shares Authorized

     The corporation is authorized to issue four classes of shares, designated "Preferred Stock," "Class A Common Stock," "Class B Common Stock" and "Class E Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 5,000,000, the number of shares of Class A Common Stock authorized to be issued is 60,000,000, the number of shares of Class B Common Stock authorized to be issued is 3,000,000, and the number of shares of Class E Common Stock authorized to be issued is 3,000,000."

     3. The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the board of directors.

     4. The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 9,307,456 shares of Class A Common Stock, 717,872 shares of Class B Common Stock, and 497,094 shares of Class E Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Dated:  December 12, 1994

                                                  /s/ William J. Young
                                                  ------------------------------
                                                  William J. Young, President

                                                  /s/ Alan R. Steel
                                                  ------------------------------
                                                  Alan R. Steel, Secretary

                            CERTIFICATE OF OWNERSHIP


     William J. Young and Alan R. Steel certify that:

     1. They are the President and the Secretary, respectively, of Applied Laser Systems, a California corporation.

     2. This corporation owns all the outstanding shares of ARC Capital, a California corporation.

     3. The board of directors of this corporation, in accordance with Section 1110(a) of the California Corporations Code, has duly adopted the Plan of Merger attached hereto as Exhibit A.

     4. The board of directors of ARC Capital has duly adopted the Plan of Merger attached hereto as Exhibit A.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



Dated:  October 6, 1995                           /s/ William J. Young
                                                  ------------------------------
                                                  William J. Young, President


                                                  /s/ Alan R. Steel
                                                  ------------------------------
                                                  Alan R. Steel, Secretary

                                    EXHIBIT A

                                 PLAN OF MERGER


     Plan of Merger  (this  "Plan")  of  Applied  Laser  Systems,  a  California
corporation  ("Parent"),   and  ARC  Capital,  Inc.,  a  California  corporation
("Subsidiary").

     1. Parent has acquired and owns all of the outstanding shares of capital stock of Subsidiary.

     2. The Board of Directors of Parent, in accordance with Section 1110 of the California Corporations Code, has approved the merger (the "Merger") of Subsidiary with and into Parent upon the terms set forth in this Plan.

     3. Subsidiary shall merge with and into Parent, with Parent to be the corporation surviving the Merger (the "Surviving Corporation").

     4. Upon the Merger, the separate existence of Subsidiary shall cease, the Surviving Corporation shall succeed to and assume all liabilities and obligations of Parent and Subsidiary, and the effect of the Merger shall in all other respects be as provided herein. The Surviving Corporation may, at any time after the Merger, take any action (including executing and delivering any document) in the name and on behalf of either Parent or Subsidiary in order to carry out and effectuate the transactions contemplated by this Plan.

     5. Upon the Merger, each outstanding share of common stock of Subsidiary shall be cancelled.

     6. The Articles of Incorporation of Parent in effect immediately prior to the Merger shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof, except that Article I of the Articles of Incorporation of Surviving Corporation shall be amended to read as follows:


                                       "I

                  The name of the corporation is ARC Capital."

                            CERTIFICATE OF OWNERSHIP


     William J. Young and Alan R. Steel certify that:

     1. They are the President and the Secretary, respectively, of ARC Capital, Inc., a California corporation.

     2. This corporation owns all the outstanding shares of Advanced Machine Vision Corporation, a California corporation.

     3. The board of directors of this corporation, in accordance with Section 1110(a) of the California Corporations Code, has duly adopted the Plan of Merger attached hereto as Exhibit A.

     4. The board of directors of Advanced Machine Vision Corporation has duly adopted the Plan of Merger attached hereto as Exhibit A.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



Dated:  October 6, 1995                           /s/ William J. Young
                                                  ------------------------------
                                                  William J. Young, President


                                                  /s/ Alan R. Steel
                                                  ------------------------------
                                                  Alan R. Steel, Secretary

                                    EXHIBIT A

                                 PLAN OF MERGER


     Plan of Merger (this "Plan") of ARC Capital, Inc., a California corporation ("Parent"), and Advanced Machine Vision Corporation, a California corporation ("Subsidiary").

     1. Parent has acquired and owns all of the outstanding shares of capital stock of Subsidiary.

     2. The Board of Directors of Parent, in accordance with Section 1110(a) of the California Corporations Code, has approved the merger (the "Merger") of Subsidiary with and into Parent upon the terms set forth in this Plan.

     3. Subsidiary shall merge with and into Parent, with Parent to be the corporation surviving the Merger (the "Surviving Corporation").

     4. Upon the Merger, the separate existence of Subsidiary shall cease, the Surviving Corporation shall succeed to and assume all liabilities and obligations of Parent and Subsidiary, and the effect of the Merger shall in all other respects be as provided herein. The Surviving Corporation may, at any time after the Merger, take any action (including executing and delivering any document) in the name and on behalf of either Parent or Subsidiary in order to carry out and effectuate the transactions contemplated by this Plan.

     5. Upon the Merger, each outstanding share of common stock of Subsidiary shall be cancelled.

     6. The Articles of Incorporation of Parent in effect immediately prior to the Merger shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof, except that Article I of the Articles of Incorporation of Surviving Corporation shall be amended to read as follows:

                                       "I

      The name of the corporation is Advanced Machine Vision Corporation."